UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2007
INTEGRATED MANAGEMENT INFORMATION, INC. (Exact name of registrant as specified in its charter)
Colorado (State or other jurisdiction of incorporation)	333-133634 (Commission file number)	43-1802805 (IRS Employer Identification)
221 Wilcox, Suite A, Castle Rock, Colorado 80104 (Address of principal executive offices)(Zip Code)
303-895-3002 (Registrant's telephone number, including area code)
N/A (Former name and former address, if changed since last report)

Item 3.02 Unregistered Sale of Equity Securities

On August 15, 2007, the Company completed the sale of 666,667 shares of its common stock at $0.15 per share, netting a total of $100,000. These shares were sold pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The proceeds from the sale of the shares will be used for general working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MANAGEMENT INFORMATION, INC.

Date: August 23, 2007	By:	/s/ John Saunders
John Saunders
President